Exhibit 5

[Letterhead of Duane Morris LLP]

December 17, 2014

The Goldfield Corporation
1684 West Hibiscus Blvd.
Melbourne, FL 32901

Ladies and Gentlemen:

We are acting as counsel to The Goldfield Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company's registration statement on Form S-8 (the “Registration Statement”) for the registration of 1,250,000 shares (the “Shares”) of common stock, par value $0.10 per share, of the Company to be issued and sold pursuant to the Company's 2013 Long-Term Incentive Plan (the “Plan”).
For purposes of this opinion, we have examined such instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof.
Based upon and subject to the foregoing, and subject to the further limitations and qualifications expressed below, we are of the opinion that:
1.The issuance and sale of original issuance Shares in the manner contemplated by the Plan has been duly authorized by the Board of Directors of the Company.

2.When the original issuance Shares shall have been issued, sold and delivered in accordance with the terms and provisions of the Plan and for the consideration contemplated thereby, such original issuance Shares will be validly issued, fully paid and non-assessable.
Our opinions expressed above are limited to the General Corporation Law of the State of Delaware.

The Goldfield Corporation
December 17, 2014

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained under the heading “Interests of Named Experts and Counsel” in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Duane Morris LLP